Exhibit 23

Consent of Independent Registered Public Accounting Firm

Encore Capital Group, Inc.
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115551) and Form S-8 (Nos. 333-189860 and 333-218877) of Encore Capital Group, Inc. of our reports dated February 22, 2023, relating to the consolidated financial statements and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California
February 22, 2023